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                                                                Exhibit 10(z)(2)

                                                  BORROWER: Ashworth, Inc.

                                                  GUARANTORS: Ashworth Store I,
                                                  Inc., Ashworth Store II, Inc.,
                                                  Ashworth Acquisition Corp.,
                                                  GEKKO Brands, L.L.C., Kudzu,
                                                  L.L.C. and The Game, LLC

                                    GUARANTY

To: Union Bank of California, N.A., as Administrative Agent under the Loan Documents (as defined herein), and to each of the Lenders party to the Credit Agreement referred to below

            1. The Guaranty. This Guaranty, dated as of July 6, 2004, is given by the undersigned, jointly and severally (each a "Guarantor" and collectively, the "Guarantors"), in favor of Union Bank of California, N.A., as Administrative Agent ("Agent") and to each of the Lenders as defined in the Revolving/Term Loan Credit Agreement dated July 6, 2004, by and among Ashworth, Inc., a Delaware corporation ("Borrower"), each lender from time to time party thereto, and Union Bank of California, N.A. as Administrative Agent, and L/C Issuer (all as defined therein) (the "Credit Agreement") (the Agent and each of the Lenders hereinafter collectively referred to as "Lenders"). For valuable consideration, each Guarantor hereby unconditionally guarantees and promises to pay promptly to Lenders, or order, in lawful money of the United States, any and all Indebtedness of Borrower to Lenders when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, subject to such limitations on each Guarantor's liability as are set forth below. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of each Guarantor under this Guaranty is exclusive of each Guarantor's liability under any other guaranties signed by each Guarantor. The obligations of all Guarantors under this Guaranty shall be joint and several.

The liability of each Guarantor under this Guaranty shall be limited to the Indebtedness under the Loan Documents (as defined herein) and shall not exceed at any one time the sum of (a) the principal amount of the Indebtedness under such Loan Documents plus (b) all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness under such Loan Documents and under any Swap Contract (as defined in the Credit Agreement) now or hereafter entered into between Borrower and any Lender or any Affiliate of any Lender.

Notwithstanding the limitations on each Guarantor's liability set forth above, each Guarantor's liability hereunder shall not exceed at any one time the Maximum Guaranteed Amount. "Maximum Guaranteed Amount" shall mean the largest amount during the period commencing with such Guarantor's execution of this Guaranty and thereafter that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

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            2.    Definitions.

                  (a) "Borrower" shall mean the entity named in Paragraph 1 of this Guaranty.

                  (b) "Guarantor" shall mean the entities signing this Guaranty and, if more than one, then any one or more of them.

                  (c) "Indebtedness" shall mean any and all debts, liabilities, and obligations of Borrower to Lenders, now or hereafter existing, whether voluntary or involuntary arising pursuant to the Loan Documents, whether direct or indirect or acquired by Lenders by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Lenders for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Lenders for reasonable attorneys' fees and all other costs and expenses incurred by Lenders in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Lenders arising pursuant to the Loan Documents. Indebtedness also includes, without limitation, all obligations of Borrowers to any Lender or any Affiliate of any Lender now or hereafter owing under a Swap Contract (as defined in the Credit Agreement).

                  (d) "Loan Documents" shall mean the Credit Agreement between Borrower and Lenders, promissory notes from Borrower in favor of Lenders, and all other agreements, documents, and instruments evidencing any of the Indebtedness, and deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with such loan agreements, promissory notes, and other agreements, documents, and instruments evidencing any of the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

            3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor, or any of them, whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

            4. Rights of Lenders. Each Guarantor authorizes Lenders, without notice or demand and without affecting its liability hereunder, from time to time to:

                  (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

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                  (b)   receive and hold security for the payment of this
Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                  (c) apply such security and direct the order or manner of sale thereof as Lenders in its discretion may determine;

                  (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and

                  (e) permit the Indebtedness to exceed any Guarantor's liability under this Guaranty, and each Guarantor agrees that any amounts received by Lenders from any source, other than from any Guarantor, shall be deemed to be applied first to any unguaranteed portion of the Indebtedness.

            5. Guaranty to be Absolute. Each Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Lenders or facilities provided by Lenders with respect to the Indebtedness have been terminated, each Guarantor shall not be released by or because of the taking of, or failure to take, any action that might in any manner or to any extent vary the risks of each Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify such Guarantor's obligations under this Guaranty. Each Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lenders described in the immediately preceding paragraph of this Guaranty. It is the express intent of each Guarantor that each Guarantor's obligations under this Guaranty are and shall be absolute and unconditional.

            6. Guarantor's Waivers of Certain Rights and Certain Defenses. Each Guarantor waives:

                  (a) any right to require Lenders to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Lenders' power whatsoever;

                  (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

                  (c) any defense based on any claim that any of the Guarantor's obligations exceed or are more burdensome than those of Borrower; and

                  (d) the benefit of any statute of limitations affecting any Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

            7. Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Lenders or facilities provided by Lenders with respect to the Indebtedness

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have been terminated, even though the Indebtedness may be in excess of any of the Guarantor's liability hereunder, each Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and until the Indebtedness has been paid in full and any commitments of Lenders for facilities provided by Lenders with respect to the Indebtedness have been terminated, each Guarantor shall not exercise any right to enforce any remedy which Lenders now have or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lenders.

            8. Waiver of Notices. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including any Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Lenders.

            9.    Waivers of Other Rights and Defenses.

                  (a) Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

                  (b) Each Guarantor waives all rights and defenses that such Guarantor may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Lenders may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lenders foreclose on any real property collateral pledged by Borrower: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lenders may collect from any Guarantor even if Lenders, by foreclosing on the real property collateral, has destroyed any right any Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                  (c) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

            10. Security. To secure all of each Guarantor's obligations hereunder, each Guarantor assigns and grants to Lenders a security interest in all moneys, securities, and other property of each Guarantor now or hereafter in the possession of Lenders, all deposit accounts of each Guarantor maintained with Lenders, and all proceeds thereof. Upon default or breach of any of the Guarantor's obligations to Lenders, Lenders may apply any deposit account to reduce

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the Indebtedness, and may foreclose any collateral as provided in the Uniform
Commercial Code and in any security agreements between Lenders and any Guarantor.

            11. Subordination. Any obligations of Borrower to each Guarantor, now or hereafter existing, including but not limited to any obligations to each Guarantor as subrogee of Lenders or resulting from each Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to each Guarantor's deferral of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to each Guarantor as subrogee of Lenders, each Guarantor agrees that, if Lenders so request, each Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to each Guarantor until the Indebtedness has been paid in full and any commitments of Lenders or facilities provided by Lenders with respect to the Indebtedness have been terminated. If any payments are received by any Guarantor in violation of such waiver or agreement, such payments shall be received by such Guarantor as trustee for Lenders and shall be paid over to Lenders on account of the Indebtedness, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that each Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Lenders may have on any such property.

            12.   Revocation of Guaranty.

                  (a) This Guaranty may be revoked at any time by any Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which such Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Lenders, at the address shown below or at such other address as may have been provided to each Guarantor by Lenders, of written notice of revocation. Revocation shall not affect any of the Guarantor's obligations or Lenders' rights with respect to transactions committed or entered into prior to Lenders' receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Lenders authorized hereunder. Revocation by any Guarantor shall not affect any obligations of any other guarantor.

                  (b) Each Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

            13. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Lenders is rescinded or must be returned by Lenders to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

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            14.   Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by each Guarantor shall nonetheless be payable by each Guarantor immediately if requested by Lenders.

            15. No Deductions. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that any Guarantor or any Lender is required by law to make any such deduction or withholding, each Guarantor agrees to pay on behalf of Lenders such amount directly to the appropriate person or entity, or if any Guarantor cannot legally comply with the foregoing, such Guarantor shall pay to Lenders such additional amounts as will result in the receipt by Lenders of the full amount payable hereunder. Each Guarantor shall promptly provide Lenders with evidence of payment of any such amount made on Lenders' behalf.

            16. Information Relating to Borrower. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as each Guarantor may require, and that Lenders have no duty, and each Guarantor is not relying on Lenders, at any time to disclose to any Guarantor any information relating to the business operations or financial condition of Borrower.

            17. Borrower's Authorization. It is not necessary for Lenders to inquire into the powers of Borrower or of the officers, directors, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on each Guarantor's liability set forth herein.

            18. Information Relating to Guarantor. Each Guarantor authorizes Lenders to verify or check any information given by each Guarantor to Lenders, check each Guarantor's credit references, and obtain credit reports.

            19. Change of Status. Each Guarantor shall not enter into any consolidation, merger, or other combination that is not otherwise permitted by the Credit Agreement.

            20. Notices. All notices required under this Guaranty shall be personally delivered or sent by certified or registered mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lenders and each Guarantor may specify from time to time in writing. Notices sent by (a) certified or registered mail shall be deemed delivered four business days after deposit in the mails, (b) overnight courier shall be deemed delivered upon delivery, and (c) facsimile shall be deemed delivered when sent and the sender has received electronic information of error free receipt.

            21. Successors and Assigns. This Guaranty (a) binds each Guarantor and such Guarantor's executors, administrators, successors, and assigns, provided that each such Guarantor may not assign its rights or obligations under this Guaranty without the prior written

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consent of Lenders, and (b) inures to the benefit of Lenders and Lenders'
indorsees, successors, and assigns. Lenders may, without notice to any Guarantor and without affecting any Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Each Guarantor agrees that Lenders may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Lenders' possession concerning each Guarantor, this Guaranty, and any security for this Guaranty.

            22. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Lenders to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

            23. Costs and Expenses. Each Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Lenders' in-house counsel, and all other costs and expenses which may be incurred by Lenders (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lenders in any case commenced by or against any Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

            24. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of California. Each Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Lenders in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below.

            25. Waiver to Right to Trial by Jury. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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This Guaranty is executed as of the date first written above.

                                  GUARANTORS:

                                  ASHWORTH STORE I, INC.
                                  a Delaware corporation

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer

                                  ASHWORTH STORE II, INC.
                                  a Delaware corporation

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer

                                  ASHWORTH ACQUISITION CORP.
                                  a Delaware corporation

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer

                          [SIGNATURE PAGE TO GUARANTY]

                        [SIGNATURES CONTINUED NEXT PAGE]

                                  GEKKO BRANDS, L.L.C.
                                  an Alabama limited liability company

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Manager

                                  KUDZU, L.L.C.
                                  an Alabama limited liability company

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Manager

                                  THE GAME, LLC
                                  an Alabama limited liability company

                                  By:__________________________________________
                                           Terence W. Tsang

                                  Its: Manager

                          [SIGNATURE PAGE TO GUARANTY]

Address for notices to Lenders:             Address for notices for Guarantors:

Union Bank of California, N.A.              2765 Loker Avenue West
as Administrative Agent                     Carlsbad, CA  92008
Mail Code: S-420
530 B Street, Suite 1050
San Diego, CA  92101-4407